Exhibit 4(c)

LOUISVILLE GAS AND ELECTRIC COMPANY
OFFICER’S CERTIFICATE
(under Sections 201 and 301 of the Indenture, dated as of October 1, 2010)
Establishing the Form and Certain Terms of the
First Mortgage Bonds, Collateral Series 2017TCA
The undersigned Daniel K. Arbough, the Treasurer of LOUISVILLE GAS AND ELECTRIC COMPANY (the “Company”), in accordance with Sections 201 and 301 of the Indenture, dated as of October 1, 2010 (the “Original Indenture”), as amended and supplemented by various instruments including Supplemental Indenture No. 6, dated as of May 15, 2017 (as so amended and supplemented, the “Indenture”), of the Company to The Bank of New York Mellon, trustee (the “Trustee”), does hereby establish, for the Securities of Series No. 8, established in Supplemental Indenture No. 6, the terms and characteristics set forth in this Officer’s Certificate (capitalized terms used herein and not defined herein having the meanings specified in the Original Indenture).
Set forth below are the terms and characteristics of the aforesaid series of Securities referred to in clauses (a) through (u) in the third paragraph of Section 301 of the Indenture (the lettered clauses set forth herein corresponding to such clauses in said Section 301):

(a)	the title of the Securities of such series shall be “First Mortgage Bonds, Collateral Series 2017TCA” (the “Bonds”);

(b)
the aggregate principal amount of Bonds which may be authenticated and delivered under the Indenture shall be limited to $60,000,000 as and to the extent set forth in Supplemental Indenture No. 6; the Stated Maturity of the Bonds will be June 1, 2033;

(c)
(1)       the Bonds are to be issued and delivered to, and registered in the name of U.S. Bank National Association, as trustee (the “Revenue Bond Trustee”) under an indenture of trust dated as of June 1, 2017 (the “Revenue Bond Indenture”), which relates to Environmental Facilities Revenue Refunding Bonds, 2017 Series A (Louisville Gas and Electric Company Project) (the “Revenue Bonds”) issued by the County of Trimble, Kentucky (the “Governmental Issuer”);

             (2)        the Bonds will be issued and delivered to, and registered in the name of, the Revenue Bond Trustee under the Revenue Bond Indenture to convey the benefit of the lien of the Indenture to such Revenue Bond Trustee for the benefit of the holders of the Revenue Bonds issued and outstanding thereunder. All payments of principal of and interest on the Bonds shall be payable to the Revenue Bond Trustee as the registered holder of the Bonds;

(d)
the principal of the Bonds shall be due and payable on the applicable Stated Maturity date specified in clause (b); and the Company shall not have the right to extend the Maturity of the Bonds as contemplated in Section 301(d) of the Original Indenture;

(e)	the Bonds shall bear interest at the same rate borne from time to time by the Revenue Bonds; provided, however, that if such Revenue Bonds shall bear interest at more than one rate, the rate of interest borne by the Bonds shall be such composite rate as shall produce the same dollar amount of accrued interest on such Bonds as is produced on such Revenue Bonds; and provided, further, that interest on the Bonds shall not commence to accrue unless and until:

(1)	the Bonds are to be mandatorily redeemed as contemplated in clause (g), or

(2)	all Securities Outstanding under the Indenture shall have become immediately due and payable pursuant to Section 1002 of the Original Indenture, and, in either such event, interest shall commence to accrue from the last date to which interest on the Revenue Bonds shall have been paid in full (the “Initial Interest Accrual Date”), as specified by the Revenue Bond Trustee in a written notice to the Trustee; interest on the Bonds, having commenced to accrue as aforesaid, shall be and remain immediately due and payable until paid in full (unless the mandatory redemption or acceleration giving rise to the accrual of interest as aforesaid shall have been rescinded or annulled, in which event such accrual of interest shall automatically be rescinded and annulled); and in no event shall the amount of interest accrued on the Bonds exceed the amount of interest accrued on the Revenue Bonds; and the Company shall not have any right to extend any interest payment periods for the Bonds as contemplated in Sections 301(e) and 312 of the Original Indenture;

(f)
the Corporate Trust Office of the Trustee in New York, New York shall be the office or agency of the Company at which the principal of and any premium and interest on the Bonds at Maturity shall be payable, at which registration of transfers and exchanges of the Bonds may be effected and at which notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served; and the Trustee will initially be the Security Registrar and the Paying Agent for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent;

(g)
If the Revenue Bonds shall have become immediately due and payable due to the occurrence and continuance of an Event of Default under the Revenue Bond Indenture (which Event of Default shall have been caused by an event of default under the loan agreement dated as of June 1, 2017 between the Company and the Governmental Issuer relating to the Revenue Bonds (the “Agreement”) that has resulted in a default in payment of the principal of or premium, if any, or interest on such Revenue Bonds, or a default in a payment of purchase price with respect thereto) and if all Securities Outstanding under the Indenture shall not have become immediately due and payable following an Event of Default under the Indenture, the Bonds shall be redeemed by the Company, in whole, at a redemption price equal to 100% of the principal amount thereof plus accrued interest from the Initial Interest Accrual Date to the date of redemption upon receipt by the Company and the Trustee of a written demand for such redemption (a “Redemption Demand”) executed and delivered by the Revenue Bond Trustee and stating (1) that such Revenue Bonds have become immediately due and payable due to the occurrence and continuance of an Event of Default under the Revenue Bond Indenture, (2) that such Event of Default was caused by an event of default under the Agreement that resulted in a default in payment of the principal of or premium, if any, or interest on such Revenue Bonds, or a default in a payment of purchase price with respect thereto, (3) that the redemption of the Bonds is thereby demanded by such Revenue Bond Trustee and (4) the last date to which interest on such Revenue Bonds has been paid in full; provided, however, that any rescission or annulment of the acceleration of maturity of the Revenue Bonds shall constitute the rescission and annulment of the Company’s obligation to redeem the Bonds. No notice of any such redemption shall be required to be given;

(h)	inapplicable;

(i)	the Bonds shall be issuable in denominations of $1,000 and any integral multiple thereof;

(j)	inapplicable;

(k)	inapplicable;

(l)	inapplicable;

(m)	inapplicable;

(n)	inapplicable;

(o)	inapplicable;

(p)	inapplicable;

(q)
the Bonds shall be non-transferable except to a successor Revenue Bond Trustee under the Revenue Bond Indenture; no service or other charge shall be made for any registration of transfer or exchange of the Bonds;

(r)	inapplicable;

(s)	inapplicable;

(t)	inapplicable; and

(u)
(1)         anything herein to the contrary notwithstanding, the obligation of the Company to make any payment of the principal of or interest on the Bonds shall be deemed to be satisfied and discharged to the extent of the corresponding payment (A) made by the Company to the Revenue Bond Trustee pursuant to the Agreement and/or (B) made with moneys on deposit in any fund or account maintained under such Revenue Bond Indenture for the payment of the principal of or interest on the Revenue Bonds;

             (2)        the Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on the Bonds as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Revenue Bond Trustee, as Holder of such Bonds, signed by an authorized officer thereof, stating that the principal of and/or interest on such Bonds has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment;

             (3)         The Trustee may conclusively presume that all statements made in a Redemption Demand are true and correct and, unless advised to the contrary by the Revenue Bond Trustee in a written notice to the Trustee, that no redemption demanded in a Redemption Demand has been rescinded, and shall be entitled to receive, and to conclusively rely on, a written notice from the Revenue Bond Trustee as to the amount of interest accruing on the Bonds from time to time; and
             (4)        except as otherwise determined by the proper officers of the Company and established in one or more Officer’s Certificates supplemental to this Officer’s Certificate, the Bonds shall be substantially in the form of the Bond attached hereto as Exhibit A, which form is hereby authorized and approved, and shall have such further terms as are set forth in such form.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 1st day of June, 2017.

/s/ Daniel K. Arbough
Name: Daniel K. Arbough Title: Treasurer

ATTEST:

/s/ Gerald A. Reynolds
Name:	Gerald A. Reynolds
Title:	General Counsel, Chief Compliance
Officer and Corporate Secretary

[Signature Page to Officer’s Certificate Under Sections 201 and 301 of the Indenture]

EXHIBIT A

THIS SECURITY IS NON-TRANSFERABLE EXCEPT TO A SUCCESSOR REVENUE
BOND TRUSTEE UNDER THE REVENUE BOND INDENTURE SPECIFIED BELOW.
[FORM OF BOND]
No.
Principal Amount: $
Stated Maturity:
Governmental Issuer: County of Trimble, Kentucky
Revenue Bonds: Environmental Facilities Revenue Refunding Bonds, 2017 Series A (Louisville Gas and          Electric Company Project)
Revenue Bond Indenture: Indenture of Trust, dated as of June 1, 2017, between the Governmental Issuer and the Revenue Bond Trustee
Revenue Bond Trustee: , as trustee under the Revenue Bond Indenture

LOUISVILLE GAS AND ELECTRIC COMPANY
FIRST MORTGAGE BOND, COLLATERAL SERIES 2017TCA
LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky (herein referred to as the “Company,” which term includes any Successor Corporation under the Indenture referred to below), for value received, hereby promises to pay to the Revenue Bond Trustee specified above, the principal sum of
($                   ) Dollars
on the Stated Maturity specified above, and to pay interest from the Initial Interest Accrual Date (as defined below) on said principal sum at the rate from time to time borne by the Revenue Bonds specified above; provided, however, that if such Revenue Bonds shall bear interest at more than one rate, the rate of interest borne by this Security shall be such composite rate as shall produce the same dollar amount of accrued interest on this Security as is produced on such Revenue Bonds. No interest will accrue on the Securities with respect to the day on which the Securities mature.
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Date of Authentication:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

Interest on this Security will be computed on the same basis as interest on the Revenue Bonds specified above as provided in the Revenue Bond Indenture specified above.

Interest on the Securities of this series shall not commence to accrue unless and until:

(1)	the Securities of this series are to be mandatorily redeemed as contemplated below, or

(2)	all Securities Outstanding under the Indenture referred to below shall have become immediately due and payable pursuant to Section 1002 of the Original Indenture (as defined below), and, in either such event, interest shall commence to accrue from the last date to which interest on the Revenue Bonds specified above shall have been paid in full (the “Initial Interest Accrual Date”), as specified by the Revenue Bond Trustee specified above in a written notice to the Trustee.
Payment of the principal of and premium, if any, and interest at Maturity on this Security shall be made upon presentation of this Security at the corporate trust office of The Bank of New York Mellon in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and payment of interest, if any, on this Security (other than interest payable at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
This Security is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued and issuable in one or more series under an Indenture, dated as of October 1, 2010 (herein called the “Original Indenture” and, together with any amendments or supplements thereto and the Officer’s Certificate establishing the terms of the Securities of this series, the “Indenture,” which term shall have the meaning assigned to it in the Original Indenture), between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including Supplemental Indenture No. 6 thereto, for a statement of the property mortgaged, pledged and held in trust, the nature and extent of the security, the conditions upon which the lien of the Indenture may be released and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security by the Holder hereof shall be deemed to constitute the consent and agreement by such Holder to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.
If the Revenue Bonds specified above shall have become immediately due and payable due to the occurrence and continuance of an Event of Default under the Revenue Bond Indenture specified above (which Event of Default shall have been caused by an event of default under the Agreement (as defined in the Revenue Bond Indenture specified above) between the Company and the Governmental Issuer specified above (the “Agreement”) that has resulted in a default in payment of the principal of or premium, if any, or interest on such Revenue Bonds, or a default in a payment of purchase price with respect thereto) and if all Securities Outstanding under the Indenture shall not have become immediately due and payable following an Event of Default under the Indenture, the Bonds of this series shall be redeemed by the Company, in whole, at a redemption price equal to 100% of the principal amount thereof plus accrued interest from the Initial Interest Accrual Date to the date of redemption upon receipt by the Company and the Trustee of a written demand for such redemption (a “Redemption Demand”) executed and delivered by the Revenue

Bond Trustee specified above and stating (a) that such Revenue Bonds have become immediately due and payable due to the occurrence and continuance of an Event of Default under such Revenue Bond Indenture, (b) that such Event of Default was caused by an event of default under the loan agreement between the Company and such Governmental Issuer that resulted in a default in payment of the principal of or premium, if any, or interest on such Revenue Bonds, or a default in a payment of purchase price with respect thereto, (c) that the redemption of the Bonds of this series is thereby demanded by such Revenue Bond Trustee and (d) the last date to which interest on such Revenue Bonds has been paid in full.
If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.
Anything herein to the contrary notwithstanding, the obligation of the Company to make any payment of the principal of or interest on the Bonds of this series shall be deemed to be satisfied and discharged to the extent of the corresponding payment (a) made by the Company to the Revenue Bond Trustee specified above pursuant to the Agreement and/or (b) made with moneys on deposit in any fund or account maintained under such Revenue Bond Indenture for the payment of the principal of or interest on the Revenue Bonds.
The Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on the Securities of this series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Revenue Bond Trustee specified above, signed by an authorized officer thereof, stating that the principal of and/or interest on the Securities of this series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.
The Trustee may conclusively presume that all statements made in a Redemption Demand are true and correct and, unless advised to the contrary by the Revenue Bond Trustee specified above in a written notice to the Trustee, that no redemption demanded in a Redemption Demand has been rescinded, and shall be entitled to receive, and to conclusively rely on, a written notice from such Revenue Bond Trustee as to the amount of interest accruing on the Securities of this series from time to time.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of all series affected at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default; (b) the Holders of 25% in aggregate principal amount of the

Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request; and (d) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
The Securities of this series are issuable only in registered form without coupons, and in denominations of $1,000 and integral multiples thereof.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and aggregate principal amount, shall be issued to the designated transferee or transferees.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office or agency of the Company for such purpose.
No service or other charge shall be made for any such registration of transfer or exchange.
Anything herein to the contrary notwithstanding, this Security shall not be transferable except to a successor Revenue Bond Trustee under the Revenue Bond Indenture specified above.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of any other jurisdiction shall mandatorily govern.
As used herein, “Business Day,” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in The City of New York, New York, or other city in which a paying agent for this Security is located, are generally authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.
Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Date of Security:

LOUISVILLE GAS AND ELECTRIC COMPANY

By:
Name: Title:

Name: Title:

ASSIGNMENT FORM
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of LOUISVILLE GAS AND ELECTRIC COMPANY and does hereby irrevocably constitute and appoint                                          , Attorney,  to transfer said Security on the books of the within‑mentioned Company, with full power of substitution in the premises.
Dated:

[signature of registered holder]
Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.